================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            DICK CLARK PRODUCTIONS
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                         DICK CLARK PRODUCTIONS, INC.

            ------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 4, 1997

            ------------------------------------------------------

  The Annual Meeting of Stockholders of dick clark productions, inc., a Delaware corporation, will be held at The Penn Club, 30 West 44th Street, 10th Floor, Banquet Room, New York, New York, on Tuesday, November 4, 1997, at 11:30 a.m., local time, for the following purposes:

    1. To elect seven members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified.

    2. To approve and adopt a shareholder's resolution with respect to the bonus award provisions (the "Bonus Awards") contained in Employment Agreements for Mr. Clark, the Chairman and Chief Executive Officer of the Company, and Mr. La Maina, the President and Chief Operating Officer of the Company, in order for the payments of such Bonus Awards, if any, to qualify as "performance-based" compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

    3. To ratify the appointment of Arthur Andersen LLP as dick clark productions, inc.'s independent accountants for the fiscal year ending June 30, 1998.

    4. To transact such other business as may properly come before the Annual Meeting or any and all postponements or adjournments thereof.

  Only stockholders of record at the close of business on September 19, 1997, shall be entitled to notice of and to vote at the Annual Meeting or any and all postponements or adjournments thereof. A complete list of holders of common stock entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be available at the Annual Meeting and will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of dick clark productions, inc., 3003 West Olive Avenue, Burbank, California 91510-7811.

                                       By order of the Board of Directors

                                       /s/ Martin Eric Weisberg

                                       Martin Eric Weisberg
                                       Secretary

September 30, 1997
Burbank, California

                                   IMPORTANT

  TO ASSURE PROPER REPRESENTATION AT THE ANNUAL MEETING, ALL STOCKHOLDERS ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                         DICK CLARK PRODUCTIONS, INC.
                            3003 WEST OLIVE AVENUE
                        BURBANK, CALIFORNIA 91510-7811

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                        ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 4, 1997

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of dick clark productions, inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Penn Club, 30 West 44th Street, 10th Floor, Banquet Room, New York, New York, on Tuesday, November 4, 1997, at 11:30 a.m., local time, or any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

  This Proxy Statement, Notice of Annual Meeting and accompanying proxy card are first being mailed to stockholders on or about October 6, 1997.

  A copy of the Company's Annual Report for the fiscal year ended June 30, 1997 ("fiscal 1997"), is being sent to each stockholder of record as of September 19, 1997, together with this Proxy Statement.

GENERAL INFORMATION

  Stockholders of record at the close of business on September 19, 1997, will be entitled to notice of, and to vote the shares of Common Stock of the Company, $.01 par value ("Common Stock"), and the shares of Class A Common Stock of the Company, $.01 par value ("Class A Common Stock"), held by them on such date, at the Annual Meeting or any and all postponements or adjournments thereof. The Common Stock and the Class A Common Stock are the Company's only classes of outstanding voting securities. Each share of Common Stock entitles the holder thereof to one vote and each share of Class A Common Stock entitles the holder thereof to ten votes. On September 19, 1997, there were 7,631,500 shares of Common Stock and 750,000 shares of Class A Common Stock outstanding and entitled to vote at the Annual Meeting.

  If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote for the Board of Directors' nominees for director, for the ratification of the employment agreements for Mr. Clark and Mr. La Maina for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, for ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending June 30, 1998 ("fiscal 1998"), and in their own discretion as to all other matters as may properly come before the Annual Meeting. Each such proxy granted may be revoked by the stockholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company, at the address set forth above, a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person who executed a proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

  The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the aggregate shares of Common Stock and Class A Common Stock outstanding at the close of business on September 19, 1997, will constitute a quorum.

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

  A Board of seven directors is to be elected at the Annual Meeting. The Board of Directors proposes the election of the following seven nominees to serve until the next Annual Meeting and until their successors are duly elected and qualified:

              Richard W. Clark
              Karen W. Clark
              Francis C. La Maina
              Enrique F. Senior
              Lewis Klein
              Jeffrey B. Logsdon
              Robert A. Chuck

  All of the nominees are present members of the Board of Directors. The Board has no reason to believe that any of the foregoing nominees will not serve if elected, but if any of them should become unavailable to serve as a director or be withdrawn from nomination, and if the Board of Directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute.

  If elected, all nominees are expected to serve until the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS

Richard W. Clark
Director since: 1957
Age: 67

  Richard ("Dick") W. Clark has been Chairman and Chief Executive Officer and a director of the Company since its inception. He acts as executive producer on almost all of the television programs produced by the Company. Mr. Clark is also Chairman of United Stations Radio Networks Inc., a privately held radio network. Mr. Clark is the principal stockholder, as well as a director and executive officer, of Olive Enterprises, Inc., a Pennsylvania corporation ("Olive"). Olive is a company controlled by Mr. Clark. Mr. Clark also acts and performs on a freelance basis.

Karen W. Clark
Director since: 1977
Age: 55

  Karen W. Clark became Vice President--Administration of the Company in July 1986 and was Secretary of the Company from 1977 to 1987. She serves as production assistant on many of the Company's television programs and is the Company's administrative coordinator. Ms. Clark is the wife of Richard W. Clark.

Francis C. La Maina
Director since: 1974
Age: 58

  Francis C. La Maina became President of the Company in July 1986. Mr. La Maina serves as executive in charge of production on all television shows produced by the Company. From 1977 to 1986, he was Executive Vice President of the Company, and from 1974 to 1977, he was Vice President--Business Affairs of the Company. From 1966 to 1974, he served as Controller of the Company and as an associate producer. Mr. La Maina provides business related services to Mr. Clark in connection with Mr. Clark's non-Company business ventures and is a stockholder, director and executive officer of Olive.

Enrique F. Senior
Director since: 1987
Age: 54

  Since November 1982, Mr. Senior has been a Managing Director of Allen & Company Incorporated, an investment banking firm. For a number of years prior to November 1982, Mr. Senior was a Vice President of Allen & Company Incorporated.

Lewis Klein
Director since: 1987
Age: 70

  From 1985 to 1993, Mr. Klein was President of Gateway Communications, Inc. ("Gateway"), a company which owns and operates several television stations. From 1972 to 1985, Mr. Klein served as Executive Vice President of Gateway, and he has been a director of Gateway since 1975. Mr. Klein is the founder and past president of the International Association of Television Program Executives and is currently President of its Educational Foundation. Since 1952, Mr. Klein has been a professor at the Temple University School of Communications.

Jeffrey B. Logsdon
Director since: 1996
Age: 45

  Since August 1996, Jeffrey B. Logsdon has been a Managing Director of Cruttenden Roth, Inc., an investment banking and brokerage firm, where he is Director of Research. From July 1990 to August 1996, Mr. Logsdon was a Managing Director of The Seidler Companies Incorporated, an investment banking company, where he served as Director of Institutional Equities. In 1995, Mr. Logsdon was named an All-Star Analyst by The Wall Street Journal for stocks in the category of cable and broadcasting.

Robert A. Chuck
Director since: 1996
Age: 66

  Robert A. Chuck became Vice President--Special Projects of the Company in April 1993. He worked as a private consultant in the entertainment business area from December 1992 to March 1993. From January 1990 to November 1992, Mr. Chuck was Executive Vice President--Administration and Business Affairs of Triad Artists, Inc., a leading full-service talent agency. He was Executive Vice President and General Counsel of International Creative Management, Inc., another leading full-service talent agency, from 1978 through 1989. Overall, Mr. Chuck has held various business positions in the entertainment industry for over 30 years.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES TO SERVE AS DIRECTORS UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

COMMITTEES

  The Board of Directors has an Audit Committee but does not have a Nominating Committee or Compensation Committee. The Audit Committee's functions are to recommend the appointment of independent accountants, review the arrangements for and scope of the audit by the independent accountants, review and monitor the Company's policies regarding business ethics and conflicts of interest and discuss with management and the independent accountants annual financial statements and key accounting and reporting matters. The Audit Committee is currently composed of Messrs. Klein and Senior. The Audit Committee did not meet during fiscal 1997.

DIRECTORS' REMUNERATION

  Non-employee directors receive an annual fee of $10,000 plus reimbursements of expenses incurred in connection with attendance at Board of Directors' meetings.

  The Board of Directors met twice during fiscal 1997.

                            PRINCIPAL STOCKHOLDERS

  The following tables set forth information concerning the shares of Common Stock and Class A Common Stock beneficially owned as of September 19, 1997 by each stockholder known to the Company to own beneficially more than 5% of the outstanding shares of either class of its common stock and by each director, each nominee for director, certain officers and by all officers, directors and nominees for director as a group.

COMMON STOCK

                                                                   PERCENTAGE
            NAME AND ADDRESS                  NUMBER OF SHARES      OF CLASS
          OF BENEFICIAL OWNER             BENEFICIALLY OWNED(1)(2) OUTSTANDING
          -------------------             ------------------------ -----------
Richard W. Clark(3).....................         5,653,400(4)        74.08%
Karen W. Clark(3).......................         2,965,500           38.86%
Francis C. La Maina(3)..................           749,950(5)         9.83%
Kenneth H. Ferguson(3)..................             7,500(6)           *
Robert A. Chuck(3)......................                 0              *
William S. Simon(3).....................                 0              *
Lewis Klein.............................             1,500              *
  1475 Hampton Road
  Rydal, Pennsylvania 19046
Jeffrey B. Logsdon......................                 1              *
  13801 Von Karman, Suite 700
  Irvine, California 92715
Enrique F. Senior.......................                 0              *
  711 Fifth Avenue
  New York, New York 10022
All officers, directors and nominees for
 director as a group (nine persons).....         6,412,351(7)        84.02%

CLASS A COMMON STOCK

                                                                    PERCENTAGE
              NAME AND ADDRESS                  NUMBER OF SHARES     OF CLASS
             OF BENEFICIAL OWNER              BENEFICIALLY OWNED(1) OUTSTANDING
             -------------------              --------------------- -----------
Richard W. Clark(3)..........................        675,000            90%
Francis C. La Maina(3).......................         75,000            10%
All officers, directors and nominees for di-
 rector as a group (nine persons)............        750,000           100%

--------
*Less than 1%
(1) With the exception of Ms. Clark, and except where otherwise indicated, all parties listed below have sole voting and investment power over the shares beneficially owned by them. Pursuant to a voting trust agreement between Mr. Clark and Ms. Clark, Mr. Clark has the sole voting power over the shares owned by Ms. Clark.
(2) Does not include shares of Common Stock issuable upon conversion of Class A Common Stock.
(3) The business address of each of these individuals is 3003 West Olive Avenue, Burbank, California 91510-7811.
(4) Includes 2,965,500 shares owned by Ms. Clark and 357,400 shares owned by Olive.
(5) Includes 500 shares owned by Mr. La Maina's wife and options to purchase 165,450 shares of Common Stock which are currently exercisable.
(6) Includes options to purchase 7,500 shares of Common Stock which are currently exercisable.
(7) Includes 172,950 shares of Common Stock subject to options which are currently exercisable and which may be exercised by certain officers within 60 days under the Company's 1987 Employee Stock Option Plan.

  Pursuant to an agreement between Messrs. Clark and La Maina, Messrs. Clark and La Maina have rights of the first refusal to purchase each other's shares of Common Stock and Class A Common Stock in the event either wishes to sell his shares to a third party (other than a spouse or lineal descendant) or in a market transaction. A purchase by Mr. La Maina of shares held by Mr. Clark could result in a change of control of the Company. Pursuant to an agreement among Messrs. Clark, La Maina and Ms. Clark, Mr. Clark has rights of first refusal in the event Ms. Clark wishes to sell her shares to a third party or in a market transaction and a right of purchase in the event of her death, and Mr. La Maina has identical rights in the event Mr. Clark does not exercise his rights with respect to Ms. Clark's shares.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

  Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1997 all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were complied with.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table contains information about the compensation paid by the Company for services rendered in all capacities during the three years ended June 30, 1997, to the Chief Executive Officer of the Company and each of the most highly paid executive officers of the Company whose compensation exceeds $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                    LONG TERM
                                                                   COMPENSATION
                                                                   ------------
                                                   ANNUAL            OPTIONS
                                                COMPENSATION         GRANTED
                                             ------------------    ------------
      NAME AND PRINCIPAL POSITION       YEAR SALARY($) BONUS($)     OPTIONS($)
      ---------------------------       ---- --------- --------    ------------
Richard W. Clark....................... 1997  950,000  543,778(3)       --
 Chairman of the Board and              1996  950,000  494,282(2)       --
  Chief Executive Officer               1995  950,000      --           --
Francis C. La Maina.................... 1997  531,313  379,185(3)       --
 President and Chief                    1996  525,000  345,711(2)       --
  Operating Officer                     1995  518,000      --           --
Kenneth H. Ferguson.................... 1997  152,761      --           --
 Vice President of Finance and          1996  150,000   30,000(2)       --
  Chief Financial Officer               1995  150,000   26,000(1)     7,500

--------
(1) Represents bonus compensation earned with respect to fiscal 1995, which was paid during fiscal 1996.
(2) Represents bonus compensation earned with respect to fiscal 1996, which was paid during fiscal 1997.
(3) Represents bonus compensation earned with respect to fiscal 1997, which will be paid during fiscal 1998.

EMPLOYMENT AGREEMENTS

  The Company and Mr. Clark are parties to an Employment Agreement dated as of July 1, 1997, pursuant to which Mr. Clark serves as Chairman and Chief Executive Officer of the Company. The Employment Agreement provides for a five
(5) year term commencing on July 1, 1997 and expiring on June 30, 2002, unless earlier terminated by the Company or Mr. Clark to the extent permitted by the Employment Agreement. The Employment Agreement also provides that the term thereof will be extended for an additional one year, each year, unless sixty
(60) days prior to the end of the then current year (April 1), the Company notifies Mr. Clark that it does not desire the employment term to extend for an additional one year. The Employment Agreement provides for a base salary of $975,000 and a bonus payable upon the Company's achievement of Pre-tax Profits above $7,000,000 per annum. Mr. Clark's prior Employment Agreement with the Company provided for an annual base salary of $950,000 and the same bonus formula. Under Mr. Clark's prior Employment Agreement, bonuses of $494,282 and $543,778 were earned by Mr. Clark for fiscal 1996 and fiscal 1997, respectively. The Employment Agreement also provides for various payments to Mr. Clark should the Company terminate Mr. Clark's employment with the Company, other than for Cause (as that term is defined in the Employment Agreement) or materially reduces Mr. Clark's responsibilities.

  Mr. La Maina serves as President and Chief Operating Officer of the Company pursuant to an Employment Agreement dated as of July 1, 1997, which provides for a five (5) year term commencing on July 1, 1997 and expiring on June 30, 2002, unless earlier terminated by the Company or Mr. La Maina to the extent permitted in the Employment Agreement. The Employment Agreement also provides that the term thereof will be extended for an additional one year, each year, unless sixty (60) days prior to the end of the then current year (April 1), the Company notifies Mr. La Maina that it does not desire the employment term to extend for an additional one year. The Employment Agreement provides for a base salary of $525,000 (which was also the amount of Mr. La Maina's base salary in his prior Employment Agreement) plus an annual adjustment, if applicable, based upon the percentage increase in the consumer price index for Los Angeles, California for the relevant twelve (12) month period. Based on the Company's Pre-tax Profits above $7,000,000 for a fiscal year, Mr. La Maina is entitled to receive a bonus payment. Pursuant to the same bonus formula in Mr. La Maina's prior Employment Agreement, bonuses of $345,711 and $379,185 were earned by Mr. La Maina for fiscal 1996 and fiscal 1997, respectively. The Employment Agreement also provides for various payments to Mr. La Maina should the Company terminate Mr. La Maina's employment with the Company, other than for Cause (as that term is defined in the Employment Agreement) or materially reduces Mr. La Maina's responsibilities or should Mr. La Maina terminate his employment upon a Change of Control (as such term is defined in the Employment Agreement). Mr. La Maina was also granted an option on September 1, 1992 to acquire up to 225,450 shares of the Company's Common Stock in accordance with the Company's 1987 Employee Stock Option Plan. At present, all unexercised options are fully exercisable.

  Mr. Ferguson is employed as the Company's Vice President of Finance, and Chief Financial Officer, pursuant to an employment agreement commencing on July 1, 1997 and expiring on June 30, 1998. Mr. Ferguson's base salary is $150,000, subject to annual adjustments in the base amount for any cost of living increase or decrease (but which base salary amount may not be decreased to an amount below $150,000). In addition, he is entitled to receive bonus compensation in an amount determined by the Company, in its sole and absolute discretion, but in no event to exceed 50% of his annual base salary for the fiscal year to which such bonus applies. Based upon similar provisions in Mr. Ferguson's prior employment agreement, Mr. Ferguson was awarded bonuses of $30,000 and $26,000 with respect to fiscal 1996 and 1995, respectively. Mr. Ferguson may be awarded a bonus with respect to fiscal 1997, but the determination of any such award has not yet been made by the Company.

STOCK OPTIONS

  The following table sets forth information with respect to the exercise of stock options during fiscal 1997 and the options held as of June 30, 1997 by each of the named executives.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                               NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                      OPTIONS            IN-THE-MONEY OPTIONS
                              AT FISCAL YEAR-END (#)   AT FISCAL YEAR-END ($)(1)
                             ------------------------- -------------------------
            NAME             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
            ----             ----------- ------------- ----------- -------------
Francis C. La Maina.........   165,450          0      $1,715,717         0
Kenneth H. Ferguson.........     7,500          0      $   43,125         0

--------
(1) Represents the difference between the closing market price of the Common Stock at June 30, 1997 ($13.25 per share) and the exercise price ($3.88 per share for Mr. La Maina and $7.50 per share for Mr. Ferguson) of the options.

BOARD REPORT

  The report of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The principal objectives of the Company's compensation program are to attract and retain qualified executives, to compensate for experience and goodwill, and to provide incentives for executives to enhance the profitability and growth of the Company and thus enhance shareholder value.

  During the fiscal year ended June 30, 1997, the Company's executive compensation program was administered by the Board of Directors. The executive compensation program consists principally of base salaries, performance bonuses and stock options.

  The following describes components of the Company's executive compensation program and the related factors considered by the Board in determining compensation.

  Base Salaries. Base salaries are determined after evaluating a number of factors, including market conditions, job performance and amounts paid to executives with comparable experience, qualifications and responsibilities. The Board also intends that salaries be comparable to those paid for similar positions in other companies of similar size and performance. The length of service to the Company, experience within the industry, and the goodwill associated with their names are significant factors involved in the compensation of the Company's two highest executive officers.

  Performance Bonuses. Certain executives receive bonuses based upon the Company's achievement of specified financial targets. Such bonuses are intended to ensure that these employees have a continuing interest in the success of the Company.

  Discretionary Bonus. Certain executives receive bonuses based upon such criteria as the President and Chief Operating Officer of the Company in his sole and absolute discretion determines appropriate.

  Stock Options. The Company, through its Stock Option Committee and subject to the 1987 Employee Stock Option Plan and the 1996 Stock Option Plan, awards certain executives incentive stock options which generally vest over a number of years. The number of shares of Common Stock subject to an executive's stock option grant is determined with reference to the responsibility and experience of the executive and competitive conditions. By aligning the financial interests of the Company's executives with those of the Company's stockholders, these option awards are intended to be directly related to the creation of value for stockholders of the Company. The deferred vesting provisions are designed to create an incentive for the individual executive to remain with the Company.

  Benefits. The Company offers basic benefits, such as medical, life and disability insurance comparable to those provided by similar companies.

                                       BOARD OF DIRECTORS

                                       Richard W. Clark
                                       Karen W. Clark
                                       Francis C. La Maina
                                       Lewis Klein
                                       Enrique F. Senior
                                       Jeffrey B. Logsdon
                                       Robert A. Chuck

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Clark and La Maina and Ms. Clark, each of whom is a director and an officer of the Company, participated in discussions regarding compensation of executive officers. Each of the aforementioned individuals excused himself or herself from any deliberations regarding his or her own compensation during fiscal 1997.

  Messrs. Clark and La Maina are each stockholders, directors and executive officers of Olive, a company controlled by Mr. Clark. Messrs. Clark and La Maina participated in deliberations regarding compensation of Olive's executive officers.

  During fiscal 1997, the Company provided management, consulting and office services to Olive and other companies owned by the Company's principal stockholders. The net amount paid by Olive and the other companies during fiscal 1997 for such services was $112,000 and $39,000, respectively. The Company believes that the terms of the foregoing transactions were no less favorable to the Company than could have been obtained from unaffiliated third parties on an arms-length basis.

  Since 1986, the Company has licensed from Olive the right to use the American Bandstand(R) trademark and variations thereof (the "Mark") in connection with the business of the Company and its subsidiaries, pursuant to a long-term license agreement, without the payment of any license fee or other consideration to Olive. The Company and Olive have extended the term of the license agreement until December 31, 1997, pending completion of a transaction in which Olive will assign all of its right, title and interest in the Mark to the Company. Olive also loans to the Company, without charge, certain memorabilia which the Company currently uses in The American Bandstand(TM) Grill restaurants and the American Bandstand Dance Club located in Reno, Nevada.

PERFORMANCE GRAPH

  The Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The following graph shows a five-year comparison for the period from July 1, 1992 to June 30, 1997 of cumulative total stockholder return (including the reinvestment of any dividends) of $100 invested in (i) the Company, (ii) an index of peer companies selected by the Company, and (iii) the NASDAQ Market Index.

                            STOCK PRICE PERFORMANCE
                    COMPARISON OF 5 YEAR CUMULATIVE RETURN

Measurement Period
(Fiscal Year Covered)        DCPI           PEER INDEX   NASDAQ
---------------------        ----------     ----------   ----------
Measurement Pt-  1993        $100           $100         $100
FYE   1994                   $225           $107.41      $100.29
FYE   1995                   $218.75        $109.75      $130.01
FYE   1996                   $356.25        $121.52      $157.74
FYE   1997                   $331.25        $ 81.89      $168.01


  The Company chose its peer group by selecting entertainment companies other than motion picture companies with revenues under $100 million and stock prices for two years or more. The peer index includes J2 Communications, Kushner-Locke Company, Matthews Studio Equipment Group, Rentrak Corporation, Todd-AO Corporation, Showscan Corporation, Lancit Media Entertainment, and Unitel Video. The peer group index included in this graph reflects the omission of Venture Entertainment Group, Ltd., which is now listed on the NASDAQ pink sheets. Due to the unique composition and nature of the Company's businesses, the Company believes that the peer group index may not provide a meaningful comparison to comparable businesses.

                             CERTAIN TRANSACTIONS

  The Company is a tenant under a triple net lease (the "Lease") with Olive, covering the premises occupied by the Company in Burbank, California. The Lease provides for a term ending on December 31, 2000 at a per annum rent of $516,000 payable monthly commencing September 1, 1989, with adjustments based on the Consumer Price Index every 24 months. In fiscal 1997, the Company paid $616,000 under this lease agreement.

  The Company subleases a portion of the space covered by the Lease to Olive and to third parties owned by Messrs. Clark and La Maina on a month-to-month basis. The Company also pays Olive for certain storage services at a warehouse owned by Olive, for which the Company paid Olive $156,000 in fiscal 1997. The Company believes that the terms of the Lease, the subleases to Olive and to third parties and the warehouse services arrangement are no less favorable to the Company than could have been obtained from unaffiliated third parties on an arms-length basis.

  Mr. Clark is actively involved in the Company's television programming and many of the programs involve the executive producing services and creative talent of Mr. Clark. Mr. Clark's services are not exclusive to the Company.

  The Company pays Mr. Clark for his services as a performer on Company programs and for any use of his name and likeness in connection with activities outside the television and motion picture business. Compensation paid by the Company to Mr. Clark as a performer or for such use of his name and likeness is based on industry standards for performers of his stature. In fiscal 1997, 1996 and 1995 the Company paid Mr. Clark $435,000, $735,000 and $267,000 respectively, for his services as a performer on Company programs.

  See "Compensation Committee Interlocks and Insider Participation" for descriptions of certain business arrangements between the Company and Olive.

                                  PROPOSAL 2.

               PROPOSAL TO APPROVE BONUS AWARDS UNDER EMPLOYMENT
                   AGREEMENTS FOR MR. CLARK AND MR. LA MAINA

GENERAL

  The Board of Directors of the Company, including all of the Company's independent and unaffiliated Directors, has approved new Employment Agreements for Messrs. Clark and La Maina which have an initial five (5) year term commencing on July 1, 1997 and expiring on June 30, 2002. The Employment Agreements are intended to secure the continued long-term services of Messrs. Clark and La Maina, by, among other things, providing that the term of each Employment Agreement is automatically extended each year, for an additional period of one year, should the Company not notify the executive prior to April 1 of the then current year that the Company does not intend for the employment term to be extended.

  Mr. Clark's Employment Agreement provides for annual base compensation of $975,000 per annum, and Mr. La Maina's Employment Agreement provides for annual base compensation of $525,000 per annum. Each of the Employment Agreements also provides for an annual bonus award (the "Bonus Award") based upon the Company's Pre-tax Profits (as defined in the Employment Agreements) during each fiscal year; provided Pre-tax Profits exceed $7,000,000.

  Although the Bonus Award provisions of the Employment Agreements are the same as are those contained in Mr. Clark's and Mr. La Maina's prior Employment Agreements, the Bonus Award provisions in the new Employment Agreements are being submitted for shareholder approval at the Annual Meeting in order for the Company to be able to continue to obtain the full tax deductibility of any payment of the Bonus Awards, as "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (collectively, "Section 162(m)"). The shareholders are not being requested to vote on, or approve, any other provision of the Employment Agreements. If the Bonus Awards are not approved by shareholders, no payment will be made under such provision and the balance of the Employment Agreement will continue without the Bonus Award provision. Mr. Clark and Mr. La Maina presently own a sufficient number of shares of Common Stock and Class A Common Stock to approve the Bonus Awards.

  Section 162(m) precludes a public corporation from deducting in any tax year compensation in excess of $1,000,000 for its chief executive officer or any of its four other highest-paid officers. However, certain "performance-based" compensation is specifically excluded from the deduction limit. To qualify, the compensation must be based solely on attaining a preestablished, objective performance goal, provided such goal is determined by a compensation committee of the Board of Directors of the Company which is comprised solely of two or more outside directors (within the meaning of Section 162(m)), the material terms under which the compensation is to be paid is disclosed to and approved by the shareholders, and before such compensation is paid, the compensation committee referred to above certifies that the performance goals and other material terms have been met. Although enacted on 1993, Section 162(m) first applies to payments under the Employment Agreements for fiscal 1998.

THE BONUS AWARDS

  The Bonus Awards are designed to provide incentives for the Company's two principal executives to manage the Company to maximize Pre-tax Profits for all shareholders. Mr. Clark has served as the Company's Chairman and Chief Executive Officer and Mr. La Maina has served as the Company's Chief Operating Officer since the Company completed the initial public offering of its Common Stock in 1987. The Employment Agreements define "Pre-tax Profits" of the Company for any fiscal year as the consolidated net income before taxes of the Company and its subsidiaries as shown on the audited consolidated statement of profit and loss of the Company and its subsidiaries for that fiscal year, without giving effect to accruals for the Bonus Award, if any, payable for such fiscal year to Mr. Clark and Mr. La Maina. The Bonus Awards will be payable only if such provisions are approved by a majority of the votes cast with respect thereto at the Annual Meeting, and the performance goals are met.

  Mr. Clark's Employment Agreement provides for a Bonus Award payment equal to the following amounts with respect to the Pre-tax Profits of the Company, if any, during a particular fiscal year:

        IF PRETAX PROFITS ARE:
        ----------------------
           OVERBUT NOT OVER                              PAYMENT
        ----------------------                           -------
              0 - $ 7,000,000....                           0
     $ 7,000,000 - $10,000,000...   $380,000 + 4% of Pre-tax Profits over $ 7,000,000
     $10,000,000 - $15,000,000...   $500,000 + 3% of Pre-tax Profits over $10,000,000
     $15,000,000.................   $650,000 + 2% of Pre-tax Profits over $15,000,000

  Mr. La Maina's Employment Agreement provides for a Bonus Award payment equal to the following amounts with respect to the Pre-tax Profits of the Company, if any, during a particular fiscal year:

        IF PRETAX PROFITS ARE:
        ----------------------
           OVERBUT NOT OVER                              PAYMENT
        ----------------------                           -------
              0 - $ 7,000,000....                           0
     $ 7,000,000 - $10,000,000...   $260,000 + 3% of Pre-tax Profits over $ 7,000,000
     $10,000,000 - $15,000,000...   $350,000 + 2% of Pre-tax Profits over $10,000,000
     $15,000,000.................   $450,000 + 1% of Pre-tax Profits over $15,000,000

ADMINISTRATION

  The Bonus Award provision of the Employment Agreements were timely approved by a committee of the Board of Directors consisting solely of outside directors (within the meaning of Section 162(m)), as well as the full Board. Prior to payment of any Bonus Award, such committee directors will review the calculation of Pre-tax Profit based on the audited financial statement of the Company for the fiscal year and certify to the Board of Directors of the Bonus Awards. Bonus Awards earned will then be paid to the recipient within thirty
(30) days after the Company's receipt from its independent public accountants of the Company's audited financial statements for the applicable fiscal year.

FEDERAL INCOME TAX TREATMENT

  Based on the Company's interpretation of Section 162(m), the Company believes that, subject to a favorable shareholder vote, the Bonus Awards will be deductible by the Company. Bonus Awards paid, if any, will be taxable as ordinary income to the recipient in the year received and will be subject to applicable withholding.

PRIOR BONUS PAYMENTS

  See "Executive Compensation and Other Information--Employment Agreements" for information concerning bonuses awarded to Messrs. Clark and La Maina with respect to fiscal 1997 based upon the same formula as the Bonus Awards contained in the Employment Agreements.

  THEREFORE, THE BOARD OF DIRECTORS OF THE COMPANY HEREBY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE FOLLOWING RESOLUTION:

    RESOLVED, that the Bonus Award provision set forth in the Employment Agreement dated as of July 1, 1997 between the Company and Mr. Clark and the Employment Agreement dated as of July 1, 1997 between the Company and Mr. La Maina are approved.

                                  PROPOSAL 3.

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company has appointed Arthur Andersen LLP as the Company's independent accountants for fiscal 1998.

  Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

  Ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for fiscal 1998 will require the affirmative vote of at least a majority of the votes of the shares of Common Stock and Class A Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1998.

          ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

  As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the proxy holder.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

  Any proposal of a stockholder intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company, for inclusion in the notice of meeting and proxy statement relating to the 1998 Annual Meeting, by August 1, 1998.

                            ADDITIONAL INFORMATION

  The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing, personal conversations, or by telephone or telegraph. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of its Common Stock.

                                       By order of the Board of Directors

                                       /s/ Martin Eric Weisberg

                                       Martin Eric Weisberg
                                       Secretary

September 30, 1997

LOGO

PROXY                                                                      PROXY

                          DICK CLARK PRODUCTIONS, INC.

                (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

  The undersigned holder of Common Stock of dick clark productions, inc., revoking all proxies heretofore given, hereby constitutes and appoints Francis
C. La Maina and Martin Eric Weisberg and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of dick clark productions, inc., to be held at The Penn Club, 30 West 44th Street, 10th Floor, Banquet Room, New York, New York on Tuesday, November 4, 1997, at 11:30 A.M., and at any adjournments or postponements thereof.

  The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

  Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR Proposals 2, 3 and 4.

           PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

LOGO
                     PLEASE MARK YOUR CHOICE LIKE THIS IN BLUE OR BLACK INK: [X]
(1) Election of seven Directors

[_] FOR ALL NOMINEES LISTED (except as marked to the contrary)
                                [_] WITHHOLD AUTHORITY to vote for all listed nominees below

                    Nominees: Richard W. Clark, Karen W. Clark,
   Francis C. La Maina, Robert A. Chuck, Lewis Klein, Jeffrey B. Logsdon and
                              Enrique F. Senior.

(INSTRUCTION: To withhold authority to vote for any individual nominee, circle that nominee's name in the list provided above.)

(2) Proposal to approve Bonus Awards under Employment Agreements for Mr. Clark and Mr. La Maina.

         [_] FOR            [_] AGAINST         [_] ABSTAIN

(3) Proposal for appointment of Arthur Andersen LLP as the Company's auditors for the 1998 fiscal year.

         [_] FOR            [_] AGAINST         [_] ABSTAIN

(4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED NOMINEES AND FOR
                               PROPOSALS 2 AND 3.

                    I PLAN TO ATTEND THE MEETING [_]
 --------------                          Dated _________________________ , 1997
 ACCOUNT NUMBER                          --------------------------------------

-----------                              --------------------------------------
   COMMON                                             Signature(s)
                                         (SIGNATURES SHOULD CONFORM TO NAMES
                                         AS REGISTERED. FOR JOINTLY OWNED
                                         SHARES, EACH OWNER SHOULD SIGN. WHEN
                                         SIGNING AS ATTORNEY, EXECUTOR,
                                         ADMINISTRATOR, TRUSTEE, GUARDIAN OR
                                         OFFICER OF A CORPORATION, PLEASE GIVE
                                         FULL TITLE.)

                 PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY

-------

PROXY                                                                     PROXY

                         DICK CLARK PRODUCTIONS, INC.

                (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

  The undersigned holder of Common Stock of dick clark productions, inc., revoking all proxies heretofore given, hereby constitutes and appoints Francis
C. La Maina and Martin Eric Weisberg and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of dick clark productions, inc., to be held at The Penn Club, 30 West 44th Street, 10th Floor, Banquet Room, New York, New York on Tuesday, November 4, 1997, at 11:30 A.M., and at any adjournments or postponements thereof.

  The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

  Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR Proposals 2, 3 and 4.

           PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED NOMINEES AND FOR PROPOSALS 2 AND 3.


                                                               PLEASE MARK   [X]
                                                            YOUR CHOICE LIKE
                                                             THIS IN BLUE OR
                                                                 BLACK INK:


                                                FOR ALL            WITHHOLD
                                            NOMINEES LISTED      AUTHORITY TO
                                              (EXCEPT AS         VOTE FOR ALL
                                             MARKED TO THE      LISTED NOMINEES
                                               CONTRARY)             BELOW
1.  ELECTION OF SEVEN DIRECTORS                   [_]                 [_]
    Nominees:
    Richard W. Clark     Lewis Klein
    Karen W. Clark       Jeffrey B. Logsdon
    Francis C. La Maina  Enrique F. Senior
    Robert A. Chuck

(INSTRUCTION: To withhold authority to vote for any individual nominee, circle that nominee's name in the list provided above.)

                                            FOR       AGAINST        ABSTAIN
2.  Proposal to approve Bonus Awards        [_]         [_]            [_]
    under Employment Agreements for
    Mr. Clark and Mr. La Maina.

                                            FOR       AGAINST        ABSTAIN
3.  Proposal for appointment of Arthur      [_]         [_]            [_]
    Andersen LLP as the Company's
    auditors for the 1997 fiscal year.


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

                                       I PLAN TO ATTEND THE MEETING [_]

                                       Dated____________________________, 1997

                                       _______________________________________

                                       _______________________________________
                                                    Signature(s)

                                       (Signatures should conform to names as
                                       registered.  For jointly owned shares,
                                       each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)

                PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY